As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAMBORAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	93-4111196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

(Address of principal executive offices, including zip code)

Tamboran Resources Corporation 2024 Equity Award Plan

(Full title of the plan)

C T Corporation System

1209 Orange Street, Wilmington, County of New Castle, Delaware 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Miller

Latham & Watkins LLP

300 Colorado St., Suite 2400

Austin, Texas 78701

(737) 910-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Tamboran Resources Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an aggregate of 844,605 shares of common stock, par value $0.001 per share (the “Common Stock”) issuable under the Registrant’s 2024 Equity Award Plan (the “Plan”), for which the Registrant’s Registration Statement on Form S-8 (File No. 333-280558) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior Registration Statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 25, 2025;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of the Registrant’s Common Stock set forth in its Registration Statement on Form 8-A (File No. 001-42149), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on June 26, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

Exhibit Number

4.1	Certificate of Incorporation of Tamboran Resources Corporation, dated October 3, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024).

4.2	Amended and Restated Bylaws of Tamboran Resources Corporation, as currently in effect (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024).

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Ernst & Young, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Tamboran Resources Corporation 2024 Equity Award Plan (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024).

99.2	Form of Stock Option Agreement under the 2024 Equity Award Plan (Incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024).

99.3	Form of Restricted Stock Unit Grant Award Agreement under the 2024 Equity Award Plan (Incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 24, 2024).

24.1	Power of Attorney (included on the signature page hereto).

107.1	Calculation of Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on June 8, 2026.

TAMBORAN RESOURCES CORPORATION

By:	/s/ Todd Abbott
Name: Title:	Todd Abbott Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Tamboran Resources Corporation, hereby severally constitute and appoint Todd Abbott and Eric Dyer, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Todd Abbott Todd Abbott	Chief Executive Officer (Principal Executive Officer)	June 8, 2026

/s/ Eric Dyer Eric Dyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2026

/s/ Richard Stoneburner Richard Stoneburner	Director	June 8, 2026

/s/ Fred Barrett Fred Barrett	Director	June 8, 2026

/s/ Scott Sheffield Scott Sheffield	Director	June 8, 2026

/s/ Patrick Elliott Patrick Elliott	Director	June 8, 2026

/s/ The Hon Andrew Robb AO The Hon Andrew Robb AO	Director	June 8, 2026

/s/ David Siegel David Siegel	Director	June 8, 2026

/s/ Jeffrey Bellman Jeffrey Bellman	Director	June 8, 2026

/s/ Ryan Dalton Ryan Dalton	Director	June 8, 2026

/s/ Phillip Pace Phillip Pace	Director	June 8, 2026